                                                                    Exhibit 10.1

                             SECOND AMENDMENT TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") dated as of October 20, 2000, is executed by and among IMCO Recycling Inc. ("Borrower"), the Subsidiary Guarantors to the Credit Agreement (hereinafter defined), the Lenders to the Credit Agreement and The Chase Manhattan Bank (successor by merger to Chase Bank of Texas, National Association) in its capacity as Administrative Agent under the Credit Agreement (in such capacity, "Administrative Agent"),

                                    RECITALS

A. Borrower, Subsidiary Guarantors, Lenders and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 25, 1999, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of January 5, 2000 (the "Credit Agreement"), pursuant to which Lenders have made revolving credit commitments to Borrower in the amount of up to $250,000,000.

B. Borrower, Subsidiary Guarantors, Lenders and Administrative Agent desire to amend the Credit Agreement in accordance with the terms hereinafter set forth pursuant to the amendment procedures specified in
         Section 12.04 of the Credit Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         1.1 Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

                                   ARTICLE II

                                   Amendments
                                   ----------

         2.1 Amendment to Defined Terms. The definitions of the following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended to read in their respective entireties as follows:

                  "Applicable Margin" shall mean (i) during the period
                   -----------------
         commencing on October 20, 2000 and continuing until the Delivery Date, the greater of 2.25% per annum or the percentage per annum based on the
                                                          ---------
         Leverage Ratio determined from the Interest Rate Certificate and Financial Statements delivered under Sections 9.01(a) and (e) for the Measurement Period ended September 30, 2000, as specified in the table set forth below; and (ii) thereafter a percentage per annum based on
                                                           ---------
         the Leverage Ratio determined from
         the most recently delivered Interest Rate Certificate and financial statements under Sections 9.01(a), (b) and (e), which percentage per
                                                                          ---
         annum shall be equal to the percentage per annum set forth opposite
         -----                                  ---------
         such Leverage Ratio below:

         ======================================================================================
                                               Alternate
                 Leverage Ratio             Base Rate Loans              LIBOR Loans
         --------------------------------------------------------------------------------------
         **4.00:1.00                             1.50%                       2.75%
         --------------------------------------------------------------------------------------
         **3.75:1.00 and *4.00:1.00              1.25%                       2.25%
         --------------------------------------------------------------------------------------
         **3.50:1.00 and *3.75:1.00              1.00%                       2.00%
         --------------------------------------------------------------------------------------
         **3.00:1.00 and *3.50:1.00              0.50%                       1.75%
         --------------------------------------------------------------------------------------
         **2.25:1.00 and *3.00:1.00              0.00%                       1.50%
         --------------------------------------------------------------------------------------
         *2.25:1.00                              0.00%                       1.25%
         ======================================================================================

         Any change in the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Administrative Agent of the Interest Rate Certificate delivered for any period ending on or after December 31, 2000, and most recently delivered pursuant to
         Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements after December 31, 2000 within the times specified in Sections 9.01(a), (b) and (e), such ratio shall be deemed to be ** 4.00 to 1.0 until Borrower delivers such Interest Rate Certificates and financial statements.

                  "Applicable Revolving Credit Commitment Fee Percentage" shall
                   -----------------------------------------------------
         mean (i) during the period commencing on the date hereof and continuing until the Delivery Date, 0.500% per annum, and (ii) thereafter, a percentage per annum based on the Leverage Ratio determined from the
                    ---------
         most recently delivered Interest Rate Certificate and financial statements under Sections 9.01(a), (b) and (e), which percentage per
                                                                          ---
         annum shall be equal to the percentage per annum set forth opposite
         -----                                  ---------
         such Leverage Ratio below:

         =================================================================================
                                                                   Applicable
                                                                Revolving Credit
                    Leverage Ratio                         Commitment Fee Percentage
         ---------------------------------------------------------------------------------
         **3.50:1.00                                   0.500%
         ---------------------------------------------------------------------------------
         **2.25:1.00 and *3.50:1.00                    0.375%
         ---------------------------------------------------------------------------------
         *2.25:1.00                                    0.250%
         =================================================================================

*  is less than.
** is greater than or equal to.

                  Any change in the Leverage Ratio shall be effective to adjust the Applicable Revolving Credit Commitment Fee Percentage as of the date of receipt by the Administrative Agent of the Interest Rate Certificate delivered for any period ending on or after December 31, 2000 and most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements after December 31, 2000 within the time specified in Sections 9.01(a), (b) and (e), such ratio shall be deemed to be **3.50 to 1.0 until Borrower delivers such Interest Rate Certificates and financial statements.


                  "Collateral Account" is defined in Section 4.01 of the
                   ------------------
Security Agreement.

                  "Consolidated Interest Expense" shall mean, for any period,
                   -----------------------------
         for Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), all cash interest expense in respect of Indebtedness during such period (whether or not actually paid during such period), including the interest component under the Permitted Receivables Financing.

                  "Consolidated Net Worth" shall mean at a particular date, the
                   ----------------------
         sum (without duplication) of all amounts which would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

                  "Delivery Date" shall mean the date an Interest Rate
                   -------------
         Certificate is delivered to the Lenders for the fiscal quarter ended December 31, 2000, as required by Section 9.01(e).

                  "Indebtedness" shall mean, for any Person, without
                   ------------
         duplication, (a) all indebtedness for borrowed money of such Person;
         (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses not overdue by more than 60 days incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses;
         (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all indebtedness of other Persons referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for

** is greater than or equal to
         the payment of such indebtedness; (i) the outstanding Attributed Principal Amount under the Permitted Receivables Financing; and (j) all Contingent Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
         (i) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course on normal trade terms in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

                  "Interest Coverage Ratio" shall mean, for any Measurement
                   -----------------------
         Period, the ratio of (a) the remainder of Consolidated EBITDA for such period less Capital Expenditures for such period, except the Saginaw Capital Expenditures, to (b) Consolidated Interest Expense for such period.

                  "Notes" shall mean the promissory notes provided for by
                   -----
         Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Revolving Credit Commitment" shall mean, for each Lender, on
                   ---------------------------
         any date of determination, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Annex A under the caption "Revolving Credit
                                -------
         Commitment" (as the same may be reduced from time to time pursuant to Section 2.04(b) or 2.10, or changed pursuant to Section 12.06(b)).

                  "Total Debt" shall mean at any date, the aggregate amount of
                   ----------
         Indebtedness of Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

         2.2 Addition of New Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by adding definitions of the following defined terms, such definitions to read in their respective entireties as follows:

                  "Attributed Principal Amount" shall mean, on any day, with
                   ---------------------------
         respect to the Permitted Receivables Financing, the aggregate amount (the "Invested Amount") paid to, or borrowed by, the SPS as of such
               ---------------
         date under the Permitted Receivables Financing, minus the aggregate
                                                         -----
         amount received by the Receivables Financier and applied to the reduction of the Invested Amount under the Permitted Receivables Financing.

                  "Invested Amount" has the meaning specified in the definition
                   ---------------
of "Attributed Principal Amount."

                  "Permitted Receivables Financing" shall mean the receivables
                   -------------------------------
         financing described in the Indicative Summary of Terms and Conditions set forth on Annex C, as such terms may hereafter be amended from time
                      -------
         to time in accordance with clause (d) hereof, pursuant to which the Borrower and certain Subsidiaries from time to time sell, convey or otherwise contribute certain accounts receivable as more particularly described on Annex C (collectively, together with certain property
                      -------
         relating thereto and the right to collections thereon, being the "Transferred Assets") to the SPS, which SPS then sells to the
          ------------------

         Receivables Financier an ownership interest in the Transferred Assets, provided that (a) the aggregate Attributed Principal Amount for such
         --------
         receivables financing shall not at any time exceed $100,000,000, (b) such receivables financing shall not involve any recourse to the Borrower or any Subsidiary other than (i) obligations to repurchase non-eligible receivables and (ii) indemnification and reimbursement obligations for claims, damages, expenses, costs, dilutions, liabilities and losses other than credit losses related to the receivables sold in such financing, and for breaches of representations and warranties under the related documents, (c) the Administrative Agent shall be reasonably satisfied with the structure of and documentation for such transaction and that the terms of such transaction, including the discount at which receivables are sold, the term of the commitment of the Receivables Financier thereunder and any termination events or liquidations events, shall be (in the good faith understanding of the Administrative Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics, (d) the documentation for such transaction shall not be amended or modified without the prior written approval of the Majority Lenders if such amendment or modification (i) increases the facility amount for such financing, (ii) increases or provides for any additional recourse or financial obligations of the Borrower or any Subsidiary, other than the SPS, beyond those described in clause (b) above, (iii) provides for any other obligations of the Borrower or any Subsidiary, other than the SPS, that would have a Material Adverse Effect, or (iv) requires that the Borrower or any Subsidiary provide cash or other collateral, a letter of credit or other credit enhancement for such financing, (e) the documentation for such transaction shall not be amended or modified without the prior written consent of the Administrative Agent, if such amendment or modification (i) reduces the facility amount for such financing, (ii) reduces the availability under such financing, including by way of increases to the reserves, or (iii) increases the financial obligations of the SPS thereunder in any material respect, except for changes in pricing consistent with prevailing market terms for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics, and (f) simultaneously with the closing of such receivables financing, the Revolving Credit Commitments shall be automatically reduced to $175,000,000 in accordance with Section 2.10(a)(vi) and the outstanding Revolving Credit Loans in excess of such reduced Revolving Credit Commitments shall be paid in accordance with Section 2.10(c).

                  "Receivables Financier" shall mean Market Street Funding
                   ---------------------
         Corporation, an independently-owned, bankruptcy-remote Delaware corporation, its successors and assigns, or such other receivables financier as shall be acceptable to the Administrative Agent.

                  "Saginaw Capital Expenditures" shall mean Capital Expenditures
                   ----------------------------
         made during the quarters ending March 31, 2000, June 30, 2000, September 30, 2000, December 31, 2000 and March 31, 2001, for the construction of the Saginaw County, Michigan facility, in an aggregate amount not greater than $14,250,000.

                  "SPS" shall mean IMCO Funding Corporation, a Delaware
                   ---
         corporation and a bankruptcy-remote special purpose Subsidiary of the Borrower created for the purpose of entering into the Permitted Receivables Financing.

                  "Transferred Assets" has the meaning specified in the
                   ------------------
         definition of "Permitted Receivables Financing."

         2.3 Deletion of Certain Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of the following defined terms in their respective entireties: "Additional Lender," "Collateral Release Date," "Commitment Increase," "Increase Amount," "Debt Conversion Event," "Increase Request," "Increasing Lender," "Response Date," "Subordinated Debt," and "Trust Preferred Securities".

         2.4 Fees. Section 2.05 of the Credit Agreement is hereby amended to add the following clause (c) to the end thereof, which clause (c) shall read in its entirety as follows:

                  (c) The Borrower shall pay to the Administrative Agent for the account of each Lender that executes and delivers that certain Second Amendment to the Amended and Restated Credit Agreement dated as of October 20, 2000 (the "Second Amendment"), a fee in an amount equal to the Revolving Credit Commitment of each such Lender multiplied by 20 basis points, such fee to be payable on October 20, 2000. In the event the Permitted Receivables Financing does not close on or before February 19, 2001, the Borrower shall pay to the Administrative Agent for the account of each Lender that executes and delivers the Second Amendment an additional fee in an amount equal to each such Lender's pro rata share of the $75,000,000 reduction of the Revolving Credit Commitments that would have occurred on such closing pursuant to
         Section 2.10(a)(vi), multiplied by 15 basis points, such additional fee to be payable on February 19, 2001.

         2.5 Amendment to Mandatory Reductions. Section 2.10 of the Credit Agreement is hereby amended as follows:

         (a) The phrase "until the Collateral Release Date" is deleted each time it appears in such Section.

         (b) Clause (a) of such Section 2.10 is hereby amended by adding the following clause (vi) to the end thereof, which clause shall read in its entirety as follows:

                  (vi) Permitted Receivables Financing. Simultaneously with the
                       -------------------------------
         closing of the Permitted Receivables Financing, in an aggregate amount equal to $75,000,000, so that thereafter the aggregate principal amount of the Revolving Credit Commitments shall be $175,000,000 (or such applicable lesser amount in the event the Revolving Credit Commitments are otherwise reduced on or before such closing).

         (c) The second paragraph of clause (c) of such Section 2.10 is hereby amended to read in its entirety as follows:

                  Notwithstanding the foregoing, if the amount of any prepayment of Revolving Credit Loans required under this Section 2.10, except prepayment under clause (a)(vi), shall be in excess of the amount of the Alternate Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding Alternate Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Revolving Credit Loans until prepayment. If the amount of any prepayment of Revolving Credit Loans required under clause (a)(vi) of this Section 2.10 shall be in excess of the amount of the Alternate Base Rate Loans at the time outstanding, the portion of such prepayment as is equal to the amount of such Alternate Business Rate Loans shall be first prepaid, with the balance of such prepayment being made together with any amounts owing to the Lenders under Section 5.05.

         (d) Clause (d) of such Section 2.10 is hereby amended by deleting the last sentence thereof.

         2.6 Amendment to Section 8.16. Section 8.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  8.16 Security Interest. The Security Documents, once executed,
                       -----------------
         delivered, filed and/or recorded will create, in favor of the Administrative Agent for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except the Prior Liens applicable to such Collateral.

         2.7 Amendment to Section 9.01. Clause (j) of Section 9.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (j) written notice of (i) the incurrence of any material Lien (other than Liens permitted pursuant to Section 9.07) on, or claim asserted against any of the collateral security in the Security Documents or (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the collateral under any Security Document;

         2.8 Amendment to Section 9.05. Section 9.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.05 Issuance or Disposals of Capital Stock of Subsidiaries.
                       ------------------------------------------------------
         No Subsidiary shall issue, sell, assign, transfer or otherwise dispose of any shares (or other ownership interests) of any class of its capital stock or equity ownership interests or of any Equity Rights to purchase its capital stock or equity ownership interests or of other securities exchangeable for or convertible into its capital stock or equity ownership interests, except

         (a) to Borrower or a Wholly Owned Subsidiary, and (b) directors' qualifying shares as required by law. Neither Borrower nor any Subsidiary shall effect the Disposition of any capital stock of any Subsidiary unless all capital stock owned by Borrower and the Subsidiaries is sold pursuant thereto and such sale is otherwise permitted herein.

         2.9 Amendment to Section 9.06. Section 9.06 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.06 Fundamental Changes; Acquisitions; Dispositions. No
                       -----------------------------------------------
         Obligor or Subsidiary shall, directly or indirectly, (1) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution),
         (2) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, or effect any Acquisition, or
         (3) effect any Disposition or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests. Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

                  (a) purchases of inventory and other Property to be sold or used in the ordinary course of business;

                  (b) Acquisitions permitted by Section 9.09(k), (u) or (v) and other Investments permitted by Section 9.09;

                  (c) any Subsidiary may be merged or consolidated or dissolved or liquidated with or into: (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Wholly Owned Subsidiary which is an Obligor; provided, however, that a Wholly Owned Subsidiary
                              --------  -------
         which is an Obligor shall be the continuing or surviving corporation;

                  (d) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or to any Wholly Owned Subsidiary which is an Obligor;

                  (e) any Wholly Owned Subsidiary that is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Wholly Owned Subsidiary that is a Foreign Subsidiary;

                  (f) Dispositions of used, worn out, obsolete or surplus equipment or other Property by Borrower or any Subsidiary, all in the ordinary course of business; provided, however, that the proceeds
                                      --------  -------
         thereof are reinvested in the business of Borrower or any Subsidiary within one year of such Disposition;

                  (g) any Foreign Subsidiary may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries that are Foreign Subsidiaries (provided that a Wholly Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving corporation);

                  (h) Borrower or any Subsidiary may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (i) the sale by any Foreign Subsidiary of its accounts receivable; provided, however, that the terms of each such sale are
                     --------  -------
         satisfactory in form and substance to the Administrative Agent;

                  (j) Dispositions for fair market value not to exceed $15,000,000 in the aggregate after the date of this Agreement; provided, however, that the Net Available Proceeds therefrom are
         --------  -------
         reinvested as specified in Section 2.10(a)(iii) or applied to the prepayment of the Revolving Credit Loans as specified in Section 2.10(a);

                  (k) the sale of all or substantially all of the capital stock and/or equity interests in or assets of IMCO Recycling of California, Inc., a Subsidiary, owned by Borrower or any Subsidiary; provided,
                                                                  --------
         however, that the Net Available Proceeds therefrom are reinvested as
         -------
         specified in Section 2.10(a)(iii) or applied to the prepayment of the Revolving Credit Loans as specified in Section 2.10(a);

                  (l) Dispositions of assets pursuant to the Commonwealth Option or the Commonwealth Right of First Refusal; provided, however,
                                                            --------  -------
         that the Net Available Proceeds therefrom are applied to the prepayment of the Revolving Credit Loans as specified in Section 2.10(a);

                  (m) the transfer by Borrower to IMCO International, Inc., and subsequent transfer by IMCO International, Inc. to IMCO Recycling Holding B.V., of Borrower's share interests in IMCO Recycling (UK) Ltd. and its joint venture interests in VAW-IMCO Guss und Recycling GmbH;

                  (n) the transfer by U.S. Zinc Corporation to IMCO International, Inc., and subsequent transfer by IMCO International, Inc. to IMCO Recycling Holding B.V., of U.S. Zinc's share interests in MetalChem Handel GmbH and in MetalChem Canada Incorporated; and

                  (o) provided that the initial proceeds of the Permitted Receivables Financing shall be applied to pay in full all amounts payable under Section 2.10(c) in connection with the simultaneous reduction of the Revolving Credit Commitments pursuant to Section 2.10
         (a)(vi), (i) the Borrower and the Subsidiaries shall be permitted to sell the Transferred Assets to the SPS in connection with the Permitted Receivables Financing, and (ii) the SPS shall be permitted to sell an ownership interest in the Transferred Assets to the Receivables Financier in connection with the Permitted Receivables Financing.

         To the extent the Majority Lenders waive the provisions of this Section
         9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this
         Section 9.06 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith. Without in any way limiting the foregoing, the Administrative Agent shall release its security interest in the Transferred Assets concurrently with the closing of the Permitted Receivables Financing, provided that the initial proceeds of the Permitted Receivables Financing shall be applied to pay in full all amounts payable under Section 2.10(c) in connection with the simultaneous reduction of the Revolving Credit Commitments pursuant to Section 2.10(a)(vi). The Administrative Agent and the Obligors shall execute, deliver and file appropriate documents to effectuate and reflect such release by the Administrative Agent of its security interest in the Transferred Assets, including UCC partial releases and an amendment to the Security Agreement.

         2.10 Amendment to Section 9.07. Section 9.07 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.07 Liens and Related Matters. No Obligor or Subsidiary
                       -------------------------
         shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property (including Collateral), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted
                                                                      ---------
         Liens":
         -----

                       (a) Liens created pursuant to or permitted by the Security Documents;

                       (b) Liens in existence on the date hereof and identified in Schedule 9.07;
                       -------------

                       (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or the affected Subsidiary, as the case may be, in accordance with GAAP;

                       (d) Liens in respect of Property of Borrower or any Subsidiary imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by
         Section 9.03;

                       (e) Pledges or deposits under worker's compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

                       (f) Pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                       (g) Easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of Borrower or any Subsidiary;

                       (h) Liens upon tangible personal Property acquired after the Original Closing Date by Borrower or any Subsidiary, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property or improvements thereon; provided, however, that (x) no such Lien shall
                                  --------  -------
         extend to or cover any Property of Borrower or such Subsidiary other than the Property so acquired and improvements thereon and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

                       (i) Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do
                                           --------  -------
         not extend to any other Property of Borrower or the Subsidiaries;

                       (j) Liens (excluding Liens on Collateral) not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $15,000,000;

                       (k) Liens securing obligations under Swap Contracts with any Lender or any Affiliate of any Lender;

                       (l) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

                       (m) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

                       (n) The Commonwealth Option and the Commonwealth Right of First Refusal;

                       (o) Any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall
                    --------  -------
         not cover any additional Indebtedness (other than Indebtedness permitted to be secured hereunder) or

          Property (other than like Property substituted for Property covered by such Lien); and

               (p) Liens in favor of the SPS or the Receivables Financier created or deemed to exist in connection with the Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction.

     Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07, (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, or (iii) the documents and instruments executed in connection with the Permitted Receivables Financing (but only to the extent that the related prohibitions against other Liens pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to the Permitted Receivables Financing), no Obligor will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement (other than the Basic Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired.

     2.11 Amendment to Section 9.08. Section 9.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

          9.08 Indebtedness. No Obligor or Subsidiary shall, directly or
               ------------
     indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except (each of which shall be given independent effect):

          (a)  Indebtedness under the Basic Documents;

          (b)  Indebtedness outstanding on the date hereof and specified on
     Schedule 9.08 to remain outstanding after the date hereof, and any
     -------------
     refinancings, refundings, renewals or extensions thereof on financial and other terms, in the reasonable judgment of Borrower, no more onerous to Borrower or any Subsidiary in the aggregate than the financial and other terms of such Indebtedness; provided, however, that the amount of such
                                 --------  -------
     Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension and such Indebtedness shall not have a stated maturity or an average life shorter than that of the Indebtedness being refinanced;

          (c) Indebtedness of Borrower or any Wholly Owned Subsidiary owing to Borrower or any Wholly Owned Subsidiary which is an Obligor; provided,
                                                                  --------
     however, that such Indebtedness shall not be held by any Person other than
     -------
     Borrower or a Wholly Owned Subsidiary which is an Obligor and shall not be subordinate to any other Indebtedness or other obligation of the Obligor other than the Revolving Credit Loans;

          (d) Indebtedness of Borrower and the Subsidiaries secured by Liens permitted under Section 9.07(h) or (m) not exceeding in the aggregate $15,000,000 at any one time outstanding;

          (e) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such
                                            --------  -------
     Indebtedness is extinguished within two Business Days of its incurrence;

          (f) Obligations under operating leases permitted by Section 9.22 and Contingent Obligations permitted by Section 9.24;

          (g) Unsecured Indebtedness incurred by any Foreign Subsidiary not to exceed $15,000,000 in the aggregate for all Foreign Subsidiaries at any time outstanding;

          (h) Unsecured Indebtedness of Borrower or any Subsidiary, which is an Obligor in an aggregate principal amount not to exceed, together with Contingent Obligations (without duplication) under Section 9.24(d), $15,000,000 for Borrower and the Subsidiaries collectively at any time outstanding;

          (i) Unsecured Indebtedness in an amount not to exceed $10,000,000 incurred pursuant to certain solid waste disposal bonds or industrial revenue bonds issued after the date hereof by the City of Morgantown, Kentucky or any other governmental entity in a location in which Borrower or any Subsidiary owns any equipment, property, or other assets ;

          (j) Indebtedness represented by amounts declared, payable as, or set apart for, Dividends permitted by Section 9.10 and Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks; and

          (k)  Obligations in connection with the Permitted Receivables
     Financing.

          All intercompany debt shall be unsecured and subordinate in right of payment to the Obligations.

     2.12 Amendment to Section 9.09. Section 9.09 of the Credit Agreement is hereby amended as follows:

         (a) Clauses (p) and (s) are hereby amended by deleting the phrase "until the Collateral Release Date," each time it appears therein.

         (b)  Clause (r) is amended to read in its entirety as follows:

                     (r) Investments by Borrower or any Subsidiary in the SPS
              in connection with the Permitted Receivables Financing;

         2.13 Amendment to Section 9.10. Clause (b) of Section 9.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

               (b) The following Dividend Payments shall be permitted so long as no Default or Event of Default shall have occurred and be continuing at the time of such Dividend Payment nor would result therefrom: (i) purchases by Borrower of shares of its common stock pursuant to an existing equity forward contract, provided that the sum of the aggregate amount expended by Borrower for such purchases shall not exceed the principal amount of $5,000,000, and (ii) Borrower may declare and make cash Dividend Payments on its capital stock (other than purchases of its common stock permitted by clause (i) above) not to exceed in the aggregate $6,000,000 in each of fiscal 1999 and fiscal 2000, and $8,000,000 in any fiscal year thereafter.

     2.14 Amendment to Section 9.11. Section 9.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

     9.11 Financial Covenants.
          -------------------

          (a)  Maximum Debt to Capitalization Ratio. Borrower shall not permit
               ------------------------------------
          the Debt to Capitalization Ratio for any Measurement Period ending during any period set forth in the table below to be more than the ratio set forth opposite such period in the table below:

     ==========================================================================
                          Period                               Ratio
     --------------------------------------------------------------------------
     Date of this Agreement through 12/31/2001               0.60:1.00
     --------------------------------------------------------------------------
     1/1/2002 and thereafter                                 0.50:1.00
     ==========================================================================

          (b)  Minimum Interest Coverage Ratio. Borrower shall not permit the
               -------------------------------
          Interest Coverage Ratio for each Measurement Period specified below to be less than the ratio set forth opposite such Measurement Period in the table below:

     ===========================================================================
                Measurement Period Ending                          Ratio
     ---------------------------------------------------------------------------
     9/30/2000                                                   1.50:1.00
     ---------------------------------------------------------------------------
     12/31/2000, 3/31/2001 and 6/30/2001                         1.75:1.00
     ---------------------------------------------------------------------------
     9/30/2001                                                   2.00:1.00
     ---------------------------------------------------------------------------
     12/31/2001                                                  2.25:1.00
     ---------------------------------------------------------------------------
     3/31/2002, 6/30/2002, 9/30/2002 and
     12/31/2002                                                  2.50:1.00
     ---------------------------------------------------------------------------
     3/31/2003 and thereafter                                    2.75:1.00
     ===========================================================================

          (c)  Minimum Consolidated Net Worth. Borrower shall not permit
               ------------------------------
          Consolidated Net Worth at any time to be less than $154,600,000 plus
                                                                          ----
          the sum of

          (x) 50% of consolidated net income of Borrower determined in accordance with GAAP for each such fiscal quarter (if positive) occurring after June 30, 1999 and (y) 100% of the net proceeds of all Equity Issuances occurring after the date hereof.

               (d)  Leverage Ratio.  Borrower shall not permit the Leverage
                    --------------
          Ratio for each Measurement Period specified below to exceed the ratio set forth opposite such Measurement Period in the table below:

================================================================================
            Measurement Period Ending                             Ratio

--------------------------------------------------------------------------------
9/30/2000, 12/31/2000, 3/31/2001 and 6/30/2001                  4.25:1.00
--------------------------------------------------------------------------------
9/30/2001                                                       4.00:1.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
12/31/2001                                                      3.50:1.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
3/31/2002 and thereafter                                        3.00:1.00
================================================================================

               (e)  Measurement Dates.  The covenants in clauses (a), (b), (c)
                    -----------------
          and (d) of this Section 9.11 shall be measured as of the end of each fiscal quarter, beginning with September 30, 2000.

     2.15 Amendment to Section 9.12. Section 9.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

          9.12  Pledge of Additional Collateral. Promptly, and in any event
                -------------------------------
         within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Original Closing Date (including the capital stock of any Subsidiary hereafter created or acquired) other than Real Property (the "Additional Collateral"), each
                                                  ---------------------
         Obligor and each Wholly Owned Subsidiary (other than the SPS and any Foreign Subsidiary) shall take all action necessary or desirable, including the execution and delivery of all such agreements, assignments, documents and instruments (including amendments to the Basic Documents) and the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant the Administrative Agent for the benefit of the Lenders a duly perfected first priority Lien on such Property pursuant to and to the full extent required by the Security Documents and this Agreement; provided, however, that not more than 65% of the capital stock of any
         --------  -------
         "first tier" Foreign Subsidiary need be pledged, no capital stock of any Foreign Subsidiary which is not a "first tier" Foreign Subsidiary need be pledged, and no capital stock of the SPS need be pledged. The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for the Administrative Agent, shall be paid by the Obligors promptly following written demand.

         2.16 Amendment to Section 9.13. Section 9.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  9.13     Security Interests.
                           ------------------

         (a) Each Obligor and each Subsidiary shall, promptly, upon the reasonable request of any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

         (b) Each Obligor and each Subsidiary shall deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

         2.17 Amendment to Section 9.20. Section 9.20 of the Credit Agreement is hereby amended to read in its entirety as follows:

               Section 9.20 Limitation on Certain Restrictions Affecting
                            --------------------------------------------
         Subsidiaries. No Obligor or Subsidiary shall, directly or indirectly,
         ------------
         create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness or any other obligation owed to Borrower or any Subsidiary, (b) make Investments in or to Borrower or any Subsidiary or (c) transfer any of its Property to Borrower or any Subsidiary, except for (i) such encumbrances or restrictions existing under or by reason of applicable law, (ii) such encumbrances or restrictions existing by, under or by reason of the Basic Documents, (iii) such restrictions with respect to the transfer of those assets subject to a Lien permitted under Section 9.07, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any Subsidiary,
         (v) with respect to restrictions described in clause (c) only, restrictions in any agreement relating to any Disposition which is permitted under this Agreement, (vi) the Commonwealth Option and the Commonwealth Right of First Refusal, and (vii) such encumbrances or restrictions in respect of the SPS under the documents executed in connection with the Permitted Receivables Financing.

         2.18 Amendment to Section 9.21. Section 9.21 of the Credit Agreement is hereby amended to read in its entirety as follows:

               9.21 Additional Obligors. Upon Borrower or any Wholly Owned
                    -------------------
         Subsidiary creating or acquiring a Wholly Owned Subsidiary (other than the SPS or a Foreign Subsidiary) after the Original Closing Date (each such Subsidiary referred to herein as an

         "Additional Obligor" and collectively as the "Additional Obligors"),
          ------------------                           -------------------
         Borrower shall cause such Wholly Owned Subsidiary to execute and deliver a Joinder Agreement substantially in the Form of Exhibit K and
                                                                  ---------
         all such other agreements, guarantees, documents and certificates (including any amendments to the Basic Documents) as the Administrative Agent may reasonably request and do such other acts and things as the Administrative Agent may reasonably request in order to have such Wholly Owned Subsidiary guarantee the Obligations in accordance with the terms of the Basic Documents and pledge all Property (other than Real Property and stock of the SPS) pursuant to the Security Agreement.

         2.19 Amendment to Section 9.23. Section 9.23 of the Credit Agreement is hereby amended to read in its entirety as follows:

               9.23 Sale or Discount of Receivables. No Obligor or Subsidiary
                    -------------------------------
         shall, directly or indirectly, sell, with or without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivables, other than in connection with trade discounts in the ordinary course of business or consistent with past practice and other than as permitted by Section 9.06(h), (i) or (o).

         2.20 Amendment to Events of Default. Section 10 of the Credit Agreement is hereby amended as follows:

               (a) Clause (d) is amended by deleting the phrase ", until the Collateral Release Date," and the parenthetical phrase "(until the Collateral Release Date)" therefrom.

               (b)  Clause (k) is hereby deleted in its entirety.

               (c) Clause (l) is hereby amended to read in its entirety as follows:

                    (l) Any Security Document after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon a material portion of the Collateral; or

               (d) Clauses (j) and (m) are each amended by adding the word "or" immediately following the semicolon at the end of each such clause.

               (e) The following clause (n) is added immediately following clause (m), such clause (n) to read in its entirety as follows:

               (n) The occurrence of any event of default, termination event, liquidation event, or other event however designated that causes or permits the liquidation or termination of the Permitted Receivables Financing or the termination of availability of advances under the Permitted Receivables Financing prior to the scheduled liquidation period.

         2.21 Deletion of Certain Sections. The Credit Agreement is hereby amended by deleting Sections 2.12, 9.19 and 12.16 in their respective entireties.

         2.22 Corrections. The Credit Agreement is hereby amended to make the following corrections:

         (a) Each reference to the word "subsidiary" or "subsidiaries" is hereby amended to read "Subsidiary" or "Subsidiaries", as the case may be, each time such word appears in (a) the definitions of "ERISA Group," "Net Cash Payments," "Net Proceeds" and "Taking" in Section 1.01 of the Credit Agreement, and (b) Sections 8.14, 9.03, 9.09(g) and (m), and 11.06 of the Credit Agreement.

         (b) Each reference to the word "obligor" or "obligors" is hereby amended to read "Obligor" or "Obligors", as the case may be, each time such word appears in (a) the definitions of "Net Award," "Net Proceeds" and "Taking" in
Section 1.01 of the Credit Agreement, and (b) Sections 7.02(i)(b), 9.09(k), 9.22, 9.24 and 10(d) of the Credit Agreement.

         (c) Clause (ii) of Section 1.04(c) is hereby amended to read "(ii) a Section or other subdivision is to a Section or other subdivision of this Agreement."

         (d) Each reference to the phrase "wholly Owned Subsidiary" or "wholly owned Subsidiary" appearing in Section 9.09(c), (k) and (v) of the Credit Agreement is hereby amended to read "Wholly Owned Subsidiary".

         (e) Section 9.09(u) of the Credit Agreement is amended to delete the phrase "pursuant to Section 9.11(d)(2)" therefrom.

         2.23 Amendment to Annex C. Annex C to the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit 1 hereto.

         2.24 Amendment to Exhibit C. Exhibit C to the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit 2 hereto.

         2.25 Amendment to Security Agreement. The Lenders hereby consent to the Administrative Agent entering into an appropriate amendment to the Security Agreement, concurrently with the closing of the Permitted Receivables Financing,
(a) to amend the definition of "Pledged Collateral" therein to exclude the Transferred Assets released pursuant to Section 9.06 of the Credit Agreement, as amended hereby, and (b) to amend Schedule 2 to the Security Agreement to reflect the correct information regarding the Chief Executive Offices of certain Subsidiaries, as specified in Section 4.2 hereof.

                                  ARTICLE III

                             Conditions Precedent
                             --------------------

     3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
          warranties contained herein and in all other Basic Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

          (b)  No Default. No Default or Event of Default shall have occurred
               ----------
          and be continuing.

          (c)  Corporate Matters. All corporate proceedings taken in connection
               -----------------
          with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel, Locke Liddell & Sapp LLP.

          (d)  Additional Documentation.  The Administrative Agent shall have
               ------------------------
          received such additional approvals, opinions, or documents as the Administrative Agent or its legal counsel, Locke Liddell & Sapp LLP, may reasonably request.

          (e)  Additional Fixture Filings. Borrower shall have executed and
               --------------------------
          delivered to Administrative Agent, UCC financing statements in form and substance satisfactory to Administrative Agent for filing in the real property records in each jurisdiction where any Collateral is located and fixture filings have not been filed in favor of Administrative Agent.

          (f)  Fees. Borrower shall have paid any and all fees payable to any
               ----
          Lender, the Administrative Agent or any of its Affiliates pursuant to the Credit Agreement or any fee letter or agreement entered into by such parties.

                                   ARTICLE IV

                  Ratifications, Representations and Warranties
                  ---------------------------------------------

         4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Basic Documents are ratified and confirmed and shall continue in full force and effect. The Obligors agree that the Credit Agreement, as amended hereby, and the other Basic Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Obligors ratify and confirm that all guaranties, assurances and Liens granted, conveyed or assigned to Administrative Agent under the Basic Documents (as they may have been renewed, extended and amended) are not released, reduced or otherwise adversely affected by this Amendment and continue to guarantee, assure and secure full payment and performance of the present and future Obligations, and agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve and protect those guaranties, assurances and Liens.

         4.2 Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery, and performance by the Obligors of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of each such Person and do not and will not violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, certificate of incorporation, bylaws, partnership agreement, regulations or other organizational documents of any such Person,
(ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority, or (iii) any material agreement or instrument to which any such Person is a party or by which any of them or any of their property is bound or subject, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Basic Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except that the chief executive office of each Subsidiary specified on Exhibit 3 hereto is located at the address specified for such Subsidiary on Exhibit 3 hereto, rather than the address specified on Schedule 2 to the Security Agreement, (c) appropriate UCC financing statements have been filed in all appropriate filing offices and jurisdictions so as to perfect the security interests granted to the Administrative Agent under the Security Agreement, and (d) no Default or Event of Default has occurred and is continuing.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

         5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2 Reference to Credit Agreement. Each of the Basic Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Basic Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3 Expenses of the Administrative Agent. Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of the Administrative

Agent's legal counsel, and all costs and expenses incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Basic Document, including without limitation the costs and fees of the Administrative Agent's legal counsel.

         5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         5.5 APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Obligors, Lenders, the Syndication Agent, the Documentation Agent, the Administrative Agent and their respective successors and assigns, except Obligors shall not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

         5.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment shall not be effective unless and until the Administrative Agent, the Lenders which constitute "Majority Lenders" as defined in the Credit Agreement and the Obligors have each executed and delivered a counterpart hereof and all conditions to the effectiveness hereof have been satisfied in full, whereupon this Amendment shall become a binding agreement, enforceable in accordance with its terms and the amendments effectuated hereby shall become effective as of the date first above written.

         5.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.9 Release of Claims. The Obligors each hereby acknowledge and agree that none of them has any and there are no claims or offsets against or defenses or counterclaims to the terms and provisions of or the obligations of any Obligor created or evidenced by the Credit Agreement or any of the other Basic Documents, and to the extent any such claims, offsets, defenses or counterclaims exist, each Obligor hereby waives, and hereby releases the Administrative Agent, the Syndication Agent, the Documentation Agent and each of the Lenders from, any and all claims, offsets, defenses and counterclaims, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

         5.10 ENTIRE AGREEMENT. THIS AMENDMENT, THE OTHER BASIC DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY

THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

         EXECUTED as of the date first written above.

                                  OBLIGORS:

                                  IMCO RECYCLING INC.


                                  By:___________________________________________
                                     Name:  James B. Walburg
                                     Title: Senior Vice President

                                  IMCO INVESTMENT COMPANY
                                  IMCO RECYCLING OF INDIANA INC.
                                  IMCO ENERGY CORP.
                                  IMCO RECYCLING OF ILLINOIS INC.
                                  ALCHEM ALUMINUM, INC.
                                  IMCO RECYCLING OF MICHIGAN, L.L.C.
                                  PITTSBURG ALUMINUM, INC.
                                  INTERAMERICAN ZINC, INC.
                                  IMCO RECYCLING OF CALIFORNIA, INC.
                                  IMCO INTERNATIONAL, INC.
                                  IMCO RECYCLING OF OHIO INC.
                                  IMSAMET, INC.
                                  IMCO RECYCLING OF IDAHO INC.
                                  IMCO RECYCLING OF UTAH INC.
                                  ROCK CREEK ALUMINUM, INC.
                                  U.S. ZINC CORPORATION
                                  GULF REDUCTION CORPORATION
                                  MIDWEST ZINC CORPORATION
                                  WESTERN ZINC CORPORATION
                                  METALCHEM, INC.
                                  U.S. ZINC EXPORT CORPORATION
                                  ALCHEM ALUMINUM SHELBYVILLE INC.
                                  INDIANA ALUMINUM INC.


                                  By:___________________________________________
                                     Name:  James B. Walburg
                                     Title: Vice President of each of the above-
                                     named entities

                                    IMCO INDIANA PARTNERSHIP L.P.

                                    By IMCO Energy Corp., its General Partner


                                    By:_________________________________________
                                       Name:  James B. Walburg
                                       Title: Vice President



                                    IMCO MANAGEMENT PARTNERSHIP, L.P.

                                    By IMCO Recycling Inc., its General Partner


                                    By:_________________________________________
                                       Name:  James B. Walburg
                                       Title: Senior Vice President


                                    LENDERS:

                                    THE CHASE MANHATTAN BANK
                                    (successor by merger to Chase Bank of Texas, National Association), as Administrative Agent and a Lender

                                    By:
                                       _________________________________________
                                       Buddy Wuthrich
                                       Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Syndication Agent and a Lender

                                    By:_________________________________________
                                       Name:  Suzanne B. Smith
                                       Title: Managing Director

                                MERRILL LYNCH CAPITAL CORPORATION
                                as a Lender

                                By:____________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                BANK OF TOKYO-MITSUBISHI, LTD.,
                                as a Lender

                                By:____________________________________________
                                   Name:  Douglas M. Barnell
                                   Title: Vice President

                                By:____________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                BANK ONE, NA (formerly known as The First
                                National Bank of Chicago) (Main Office
                                Chicago),
                                as a Lender

                                By:____________________________________________
                                   Name:  Thomas R. Freas
                                   Title: Managing Director


                                PNC BANK, NATIONAL ASSOCIATION,
                                as Documentation Agent and a Lender


                                By:____________________________________________
                                   Name:  Lynn Koncz
                                   Title: Vice President

                                DG BANK DEUTSCHE
                                GENOSSENSCHAFTSBANK, AG, as a Lender



                                By:____________________________________________
                                   Name:  Mark K. Connelly
                                   Title: Vice President


                                By:____________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   Title:______________________________________



                                AMSOUTH BANK (successor in interest by merger to First American National Bank), as a Lender


                                By:____________________________________________
                                   Name:  Seth Butler
                                   Title: Corporate Bank Officer


                                NATIONAL CITY BANK, as a Lender


                                By:____________________________________________
                                   Name:  Wilmer J. Jacobs
                                   Title: Assistant Vice President


                                COMERICA BANK, as a Lender


                                By:____________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                WELLS FARGO BANK TEXAS, NATIONAL
                                ASSOCIATION, as a Lender


                                By:_______________________________________
                                   Name:  Zachary S. Johnson
                                   Title: Assistant Vice President


                                BANK HAPOALIM, SAN FRANCISCO
                                BRANCH, as a Lender


                                By:_______________________________________
                                   Name:__________________________________
                                   Title:_________________________________